                              AGREEMENT OF MERGER
                              -------------------


     This Agreement of Merger (the "Agreement") is made and entered into as of July 18, 1996, by and between Resource Biometrics, Inc., a California corporation ("RBI") and IBAH Acquisition Company, a California corporation ("IBAH"), and IBAH, Inc., a Delaware corporation ("IBAH, Inc.").


                                R E C I T A L S
                                ---------------

     A. Prior to the execution of this Agreement, IBAH, IBAH, Inc., and RBI have entered into an Agreement and Plan of Merger dated July 18, 1996, (the "Plan") providing for, among other things, the execution and delivery of this Agreement, the merger of RBI with and into IBAH, and for the issuance of shares of the Common stock of IBAH, Inc. ("IBAH, Inc. Common Stock") upon the terms set forth in the Plan and this Agreement.

     B. The respective Boards of Directors of IBAH, RBI, and IBAH, Inc. and the shareholders of RBI have determined that it is in the best interests of their respective corporations that RBI be merged with and into IBAH in a statutory merger pursuant to the Plan and this Agreement and in accordance with California law and that upon the effective date of such merger (the "Merger") the outstanding shares of RBI Common Stock shall be converted into shares of IBAH, Inc. Common Stock pursuant to the terms and conditions of this Agreement and the Plan.

     C. The parties intend the Plan and Merger to qualify as a tax free plan of reorganization pursuant to the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1954, as amended.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, representations, and warranties contained herein, the parties agree as follows:

     1.   Effective Date of Merger.  The Merger shall become effective when this
          ------------------------
Agreement and the Officer's Certificates of the Corporations are filed with the Secretary of State of the State of California as required by Section 1103 of the California Corporations Code. The date on which the merger shall become effective is referred to herein as "the Effective Date."

     2.   Effect of Merger.  On the Effective Date, RBI shall be merged with and
          ----------------
into IBAH pursuant to the terms and conditions of this Agreement and in accordance

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with the applicable provisions of California law and IBAH shall continue in existence as the surviving corporation (the "Surviving Corporation"). The corporate identity, existence, purposes, powers, rights, and immunities of IBAH as the Surviving Corporation shall continue unaffected and unimpaired by the Merger. The separate existence and corporate organization of RBI shall cease on the Effective Date and IBAH shall succeed to and possess all the properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions, disabilities, penalties and duties of Subsidiary, by operation of law without further act or deed.

     3.   Further Acts.  Notwithstanding the above, after the Effective Date the
          ------------
proper officers and directors of RBI may perform any acts necessary of desirable to vest or confirm IBAH's possession of and title to any property or rights of RBI, or otherwise carry out this Agreement's purposes. This shall include execution and delivery of documents, assurances, assignments, or other instruments.

     4.   Articles of Incorporation.  From and after the Effective Date, the
          -------------------------
articles of incorporation of IBAH in effect immediately prior to the Effective Date shall be the articles of incorporation of the Surviving Corporation. The shareholder(s) and director(s) of IBAH shall amend the articles of incorporation to change the name of the Surviving Corporation to Resource Biometrics, Inc.

     5.   Bylaws.  From and after the Effective Date, the Bylaws of IBAH in
          ------
effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation.

     6.   Conversion of Shares.
          ---------------------

          a.   Conversion of RBI Common and Preferred Stock.  Prior to the
               --------------------------------------------
issuance of any shares of IBAH Common Stock to be issued in connection with the Merger Consideration to holders of RBI Common Stock, each share of RBI Series A Preferred Stock that is issued and outstanding on the Effective Date shall, by virtue of the Merger and without further action, cease to exist and shall be converted into 0.151689 shares of IBAH, Inc. Common Stock. Following the issuance of IBAH Common Stock to the holders of RBI Series A Preferred Stock, the remaining shares of IBAH Common Stock to be issued in connection with the Merger Consideration shall be issued pro rata among the holders of shares of RBI Common Stock and RBI Series A Preferred Stock on ratio of one (1) IBAH Common Stock share for each 13.12 shares of RBI Common Stock or RBI Series A Preferred Stock; provided, however, that the holders of RBI Series A Preferred Stock shall receive a maximum value of $3.00 of IBAH Common Stock in the aggregate.

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          b.   Surrender and Exchange of Outstanding Certificates of RBI Common
               ----------------------------------------------------------------
Stock; Status of Outstanding Certificates.  The conversion of shares of RBI
-----------------------------------------
Common Stock as provided for by this Agreement shall occur automatically upon the Effective Date without further action by the holders thereof. Each holder of a certificate or certificates theretofore representing a share or shares of RBI Common Stock shall surrender his, her, or its share certificate or certificates to the transfer agent appointed by the Surviving Corporation and upon such surrender shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of IBAH, Inc. Common Stock into which his, her, or its shares of RBI Common Stock shall have been converted. All shares of IBAH, Inc. Common Stock to be received by RBI shareholders pursuant to the Merger shall be issued directly from IBAH, Inc. to such RBI shareholders.

          c.   Fractional Shares.  No certificates or scrip representing
               -----------------
fractional shares of IBAH, Inc. Common Stock shall be issued upon the surrender for exchange of certificates representing RBI Common Stock. In the event of fractions, the number of shares of IBAH, Inc. Common Stock to be distributed to any shareholder of RBI pursuant to the Merger shall be rounded to the nearest whole number of shares, with one-half being rounded up.

     7.   Abandonment of Merger.  Any time prior to the Effective Date, this
          ---------------------
merger may be abandoned without further obligation or liability by action of the Board of Directors of either of the Corporations, notwithstanding approval of the merger by their shareholders.

     8.   Successors and Assigns.  All the terms and provisions of this
          ----------------------
Agreement shall be binding upon and insure to the benefit of and be enforceable by the respective successors in interest of the parties hereto.

     9.   Governing Law.  This Agreement shall be construed and interpreted
          -------------
according to the laws of the State of California.

     10.  Headings.  The headings in the sections of this Agreement are inserted
          --------
for convenience only and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date and year first above written.

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Resource Biometrics, Inc., a California      IBAH Acquisition Company, a
corporation                                  California corporation


by: ___________________________________      by: /s/ Geraldine A. Henwood,
                                                --------------------------
     John T. Brega, Chief Executive              Geraldine A. Henwood, Chief
     Officer                                     Executive Officer


by: ___________________________________      by: /s/ Jane Holmes Hollingsworth
                                                --------------------------------
     John T. Brega, Secretary                    Jane Holmes Hollingsworth,
                                                 Secretary


IBAH, Inc., a Delaware corporation


by: /s/ Geraldine A. Henwood,
   --------------------------
    Geraldine A. Henwood, Chief
    Executive Officer


by: /s/ Jane Holmes Hollingsworth
   --------------------------------
    Jane Holmes Hollingsworth,
    Secretary


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